BYLAWS OF

ESCO, INC.
a Nevada corporation

ARTICLE I
OFFICES

Section 1.1  Registered Office.

The registered office of the Corporation shall be established and maintained at the office of Corporation Trust Company of Nevada, in the City of Reno, in the State of Nevada, and, unless otherwise specified by the Board of Directors of the Corporation (the “Board”), said corporation shall be the resident agent of this Corporation in charge thereof.

Section 1.2  Other Offices.

The Corporation may have other offices, either within or outside of the State of Nevada, at such place or places as the Board or any elected officer of the Corporation may determine or the business of the Corporation may require from time to time.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 2.1  Place of Meetings.

All meetings of the stockholders shall be held at the Corporation’s corporate headquarters, or at any other place, within or without the State of Nevada, or by means of any electronic or other medium of communication, as the Board may designate for that purpose from time to time.

Section 2.2  Annual Meetings.

An annual meeting of the stockholders shall be held not later than 210 days after the close of each fiscal year, on the date and at the time set by the Board, at which time the stockholders shall elect, by the greatest number of affirmative votes cast, the directors to be elected at the meeting, consider reports of the affairs of the Corporation and transact such other business as properly may be brought before the meeting.

Section 2.3  Special Meetings.

Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman or the Board.

Section 2.4  Notice of Meetings.

2.4.1.   Notice of each meeting of stockholders (and any supplement thereto), whether annual or special, shall be given at least 10 and not more than 60 days prior to the date thereof by the President, the Secretary or any Assistant Secretary causing to be delivered to each stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be signed by the President, the Secretary or any Assistant Secretary and shall be (a) mailed postage prepaid to a stockholder at the stockholder’s address as it appears on the stock books of the Corporation, or (b) delivered to a stockholder by any other method of delivery permitted at such time by Nevada and federal law and by any exchange on which the Corporation’s shares shall be listed at such time. If any stockholder has failed to supply an address or otherwise specify an alternative method of delivery that is permitted by (b) above, notice shall be deemed to have been given if mailed to the address of the Corporation’s corporate headquarters or published at least once in a newspaper having general circulation in the county in which the Corporation’s corporate headquarters is located.

2.4.2.   It shall not be necessary to give any notice of the adjournment of any meeting, or the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting is adjourned for 30 days or more, or when a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of the original meeting.

2.4.3   It shall not be necessary to give notice to any stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him during the period between those two consecutive annual meetings, shall have been returned undeliverable, or (b) all, and at least two, payments sent by first-class mail of dividends or interest on securities during a 12 month period, shall have been returned undeliverable.

Section 2.5  Consent by Stockholders.

Any action that may be taken at any meeting of the stockholders, except election or removal of directors, may be taken without a meeting if authorized by a writing signed by stockholders owning all of the shares entitled to vote on the action.

Section 2.6  Quorum.

2.6.1.   The presence in person or by proxy of the persons entitled to vote, regardless of whether the proxy has authority to vote on all matters, a majority of the Corporation’s voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted in determining the number of shares represented or required for a quorum or in any vote at a meeting if the voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

2.6.2.   The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum.

2.6.3.   In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall be present in person or by proxy.

Section 2.7  Voting Rights.

2.7.1.   At each meeting of the stockholders, each stockholder of record of the Corporation shall be entitled to one vote for each share of stock standing in the stockholder’s name on the books of the Corporation. Except as otherwise provided by law, the Articles of Incorporation (as the same has been or may be amended from time to time, the “Articles”) or these Bylaws, if a quorum is present, except with respect to election of directors, the majority of votes cast in person or by proxy in favor of such action shall be binding upon all stockholders of the Corporation.

2.7.2.   The Board shall designate a day not more than 60 days prior to any meeting of the stockholders as the record date for determining which stockholders are entitled to notice of, and to vote at, such meetings.

Section 2.8  Proxies.

Every stockholder entitled to vote may do so either in person or by written, electronic, telephonic or other proxy executed in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes. Any written consent must be signed by the stockholder.

Section 2.9  Manner of Conducting Meetings.

To the extent not in conflict with Nevada law, the Articles or these Bylaws, meetings of stockholders shall be conducted pursuant to such rules as may be adopted by the Chairman presiding at the meeting.

Section 2.10  Nature of Business at Meetings of Stockholders.

2.10.1.   No business may be transacted at any annual meeting of stockholders, or at any special meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the Board (or any duly authorized committee thereof) or the President, (b) otherwise properly brought before the meeting by or at the direction of the Chairman, the Board (or any duly authorized committee thereof) or the President or (c) otherwise properly brought before the meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such meeting.

ARTICLE III
DIRECTORS - MANAGEMENT

Section 3.1  Powers.

Subject to the limitations of Nevada law, the Articles and these Bylaws as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board.

Section 3.2  Number and Qualification; Change in Number

3.2.1.   Subject to Section 3.2.2, the authorized number of directors of this Corporation shall be not less than one nor more than fifteen, with the exact number to be established from time to time by resolution of the Board. All directors of this Corporation shall be at least 21 years of age and at least a majority of the directors shall be citizens of the United States.

3.2.2.   The Board or the stockholders may increase the number of directors at any time and from time to time; provided, however, that neither the Board nor the stockholders may ever increase the number of directors by more than one during any 12 month period, except upon the affirmative vote of two-thirds of the directors, or the affirmative vote of the holders of two-thirds of all outstanding shares voting together and not by class. This provision may not be amended except by a like vote of directors or stockholders.

Section 3.3  Classification and Election.

The Board shall not be classified. Each director’s term of office shall begin immediately after election and shall continue until the next annual meeting of stockholders or until his successor is duly elected and qualified, whichever is later. The directors in office as of the date of adoption of these Bylaws shall continue to serve the terms for which they have been previously elected.

Section 3.4  Nomination of Directors.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles or any amendment thereto with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of stockholders entitled to vote at such meeting.

Section 3.5  Vacancies.

3.5.1.   Any vacancies in the Board may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term of the director being replaced or until the next annual meeting if such vacancy results from either the failure of the directors or stockholders to elect a director at a meeting at which an increase in the authorized number of directors is authorized or the stockholders failure, at any time, to elect the full number of authorized directors. The power to fill vacancies may not be delegated to any committee appointed in accordance with these Bylaws.

3.5.2.   The stockholders may at any time elect a director to fill any vacancy not filled by the Board and may elect the additional director(s) at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

3.5.3.   A vacancy or vacancies shall be deemed to exist in case of the death, permanent and total disability, resignation, retirement or removal of any director, if the directors or stockholders increase the authorized number of directors but fail to elect the additional director or directors at a meeting at which such increase is authorized or at an adjournment thereof, or if the stockholders fail at any time to elect the full number of authorized directors.

3.5.4.   If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to immediately elect a successor who shall take office when the resignation shall become effective.

3.5.5.   No reduction of the number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.6  Removal of Directors.

Except as provided in any resolution for any class or series of Preferred Stock, any one or more director(s) may be removed from office, with or without cause, by the affirmative vote of two-thirds of all the outstanding voting power of the Corporation, voting together and not by class. This provision may not be amended except by like vote of stockholders.

Section 3.7  Resignations.

Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary or the President. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective. Resignations accepted by the Board may not be revoked.

Section 3.8  Place of Meetings.

3.8.1.   Regular and special meetings of the Board shall be held at the corporate headquarters of the Corporation in the State of Nebraska or at such other place within or without the State of Nevada as may be designated for that purpose by the Board.

3.8.2.   Meetings of the Board may be held in person or by means of any electronic or other medium of communication approved by the Board from time to time.

Section 3.9  Meeting After Annual Stockholders Meeting.

The first meeting of the Board held after an annual stockholders meeting shall be held at such time and place within or without the State of Nevada (a) as the President may announce at the annual stockholders meeting, or (b) at such time and place as shall be fixed pursuant to notice given under other provisions of these Bylaws. No other notice of such meeting shall be necessary.

Section 3.10  Other Regular Meetings.

3.10.1.   Regular meetings of the Board shall be held at such time and place within or without the State of Nevada as may be agreed upon from time to time by a majority of the Board.

3.10.2.   Notwithstanding the provisions of Section 3.12, no notice need be provided of regular meetings, except that a written notice shall be given to each director of the resolution establishing a regular meeting date or dates, which notice shall set forth the date, time and place of the meeting(s). Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any regular meeting of the Board.

Section 3.11  Special Meetings.

Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Lead Director, if one then exists, the President or two-thirds of the directors. Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any special meeting of the Board.

Section 3.12  Notice; Waiver of Notice.

Notice of each regular Board meeting not previously approved by the Board and each special Board meeting shall be (a) mailed by U.S. mail to each director not later than three days before the day on which the meeting is to be held, (b) sent to each director by overnight delivery service, telex, facsimile transmission, telegram, e-mail, any other electronic transmission permitted by Nevada law or delivered personally not later than 5:00 p.m. (Nebraska time) on the day before the date of the meeting, or (c) provided to each director by telephone not later than 5:00 p.m. (Nebraska time) on the day before the date of the meeting. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her oral consent to the notice be entered into the minutes or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.

Section 3.13  Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 3.14  Quorum.

A majority of the number of directors as fixed by the Articles or these Bylaws, or by the Board pursuant to the Articles or these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided, however, that a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 3.5 but may not transact any other business. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of directors, leaving less than a quorum.

Section 3.15  Action by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing thereto. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

Section 3.16  Lead Director.

If at any time the Chairman of the Board shall be the President or other officer of the Corporation, a Lead Director shall be selected by the other directors from among the independent directors. The Lead Director shall convene and chair executive sessions of the non-management members of the Board and will have such other responsibilities as the Board may determine from time to time. The Lead Director may be removed as Lead Director at any time with or without cause by a majority of the Board. The Lead Director, if one then exists, shall also hold the office of Vice Chairman.

Section 3.17  Compensation.

The Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

Section 3.18  Transactions Involving Interests of Directors.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction complies with applicable law. Each and every person who is or may become a director of the Corporation hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship or interest to the Board prior to a vote or action.

Section 3.19  Emeritus Positions.

From time to time, the Board may designate an individual to serve in an emeritus position with respect to the Board, including by way of example but not by way of limitation, as an Emeritus Director, as a Chairman Emeritus of the Board or as a Vice Chairman Emeritus of the Board. These positions shall be honorary positions and parties elected to such positions may be asked to attend meetings of the Board or stockholders from time to time. An individual holding an emeritus position may receive compensation for serving in such capacity, may or may not be an officer of the Corporation, shall have no vote at a director’s meeting and may be refused access to material non-public information pertaining to the Corporation. An individual designated to hold an emeritus position may be so designated for any reason deemed appropriate by the Board, including such individual’s experience with and contributions to the Corporation. Any Emeritus Director may be removed by the Board, either with or without cause, at any time.

Section 3.20  Advisory Directors

The Board may elect one or more advisory directors, each of whom shall have such powers and perform such duties as the Board shall assign to them. Any advisory director may be removed, either with or without cause, at any time. Nothing herein contained shall be construed to preclude any advisory director from serving the Corporation in any other capacity as an officer, agent or otherwise, or receiving compensation therefor.

ARTICLE IV
OFFICERS

Section 4.1  Executive Officers.

The executive officers of the Corporation shall be a President and a Treasurer and may include, without limitation, one or more of each of the following: Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, Chief Corporate Officer, Chief Operating Officer, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Group or Division President, Group or Division Chief Executive Officer and Secretary. Any person may hold two or more offices. Each executive officer of the Corporation shall be elected annually by the Board, may be reclassified by the Board as a non-executive officer (or as a non-officer) at any time, shall serve at the pleasure of the Board and shall hold office for one year unless he/she resigns or is terminated by the Board or the President.

Section 4.2  Appointed Officers: Titles.

4.2.1.   The President shall appoint a Secretary and a Treasurer of the Corporation if those officers have not been elected by the Board. The President (or the Secretary in the case of Assistant Secretaries or the Treasurer in the case of Assistant Treasurers) also may appoint additional officers of the Corporation if not previously elected by the Board, including one or more of each of the following: President, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Chief Accounting Officer, Controller, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Secretary, Assistant Treasurer or such other officers as the President may deem to be necessary, desirable or appropriate. Each such appointed officer shall hold such title at the pleasure of the appointing officer and have such authority and perform such duties as are provided in these Bylaws, or as the President or the appointing officer may determine from time to time. Any person appointed under this Section 4.2.1 to serve in any of the foregoing positions shall be deemed by reason of such appointment or service in such capacity to be an “officer” of the Corporation.

4.2.2.   The President or a person designated by the President also may appoint one or more of each of the following for any operating region, division, group or corporate staff function of the Corporation: Chief Executive Officer, President, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Chief Accounting Officer, Controller, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Controller and such other officers as the President may deem to be necessary, desirable or appropriate. Each such appointed officer shall hold such title at the pleasure of the President and have authority to act for and perform duties only with respect to the region, division, group or corporate staff function for which the person is appointed. Any person appointed under this Section 4.2.2 to serve in any of the foregoing positions shall be deemed by reason of such appointment or service in such capacity to be an “officer” of the Corporation.

Section 4.3  Removal and Resignation; No Right to Continued Employment

4.3.1.   Any elected executive officer may be removed at any time by the Board, either with or without cause. Any appointed officer may be removed from such position at any time by the Board, the President, the person making such appointment or his/her successor, either with or without cause.

4.3.2.   Any officer may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect as of the date of the receipt of such notice, or at any later time specified therein; provided, however, that such officer may be removed at any time notwithstanding such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3.3.   The fact that an employee has been elected by the Board to serve as an executive officer or appointed to serve as an officer shall not entitle such employee to remain an officer or employee of the Corporation.

Section 4.4  Vacancies.

A vacancy in any office due to death, permanent and total disability, retirement, resignation, removal, disqualification or any other cause may be filled in any manner prescribed in these Bylaws for regular elections or appointments to such office or may not be filled.

Section 4.5  Chairman and Vice Chairman.

The Chairman shall preside at all meetings of the Board and at all meetings of the stockholders and shall exercise and perform such other powers and duties as from time to time may be assigned by the Board. In the absence of the Chairman, a Vice Chairman shall preside at all meetings of the Board and stockholders and exercise and perform such other powers and duties as from time to time may be assigned by the Board. A Vice Chairman need not be a member of the Board.

Section 4.6  President.

Subject to the oversight of the Board, the President shall have general supervision, direction and control of the business and affairs of the Corporation. If not a member of the Board, the President shall be an ex officio member of the Executive Committee of the Board and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be assigned by the Board.

Section 4.7  Treasurer

The Treasurer shall exercise direction and control of the financial affairs of the Corporation, including the preparation of the Corporation’s financial statements. The Treasurer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the President or the Board.

Section 4.8  Secretary and Assistant Secretaries.

4.8.1.   The Secretary shall (a) attend all sessions of the Board and all meetings of the stockholders; (b) record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the corporate headquarters of the Corporation, or at such other place as the Board may from time to time determine; and (c) perform like duties for the Executive and other committees of the Board, when required. In addition, the Secretary shall keep or cause to be kept, at the registered office of the Corporation in the State of Nevada, those documents required to be kept thereat by Section 6.2 of the Bylaws and Section 78.105 of the Nevada Revised Statutes.

4.8.2.   The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be assigned by the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it. When required, the seal shall be attested by the Secretary’s; the Treasurer’s or an Assistant Secretary’s signature. The Secretary or an Assistant Secretary hereby is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation or to actions duly taken by the Board, the Executive Committee, any other committee of the Board or the stockholders.

4.8.3.   The Assistant Secretary or Secretaries, in the order of their seniority, shall perform the duties and exercise the powers of the Secretary and perform such duties as the Chief Executive Officer shall prescribe in the case of death or total and permanent disability of the Secretary.

Section 4.9  Additional Powers, Seniority and Substitution of Officers.

In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board may by resolution from time to time (a) impose or confer upon any of the officers such additional duties and powers as the Board may see fit, (b) determine the order of seniority among the officers, and (c) except as otherwise provided above, provide that in the case of death or total and permanent disability of any officer or officers, any other officer or officers shall temporarily or indefinitely assume the duties, powers and authority of the officer or officers who died or became totally and permanently disabled. Any such resolution may be final, subject only to further action by the Board, granting to any officer or the President such discretion as the Board deems appropriate to impose or confer additional duties and powers, to determine the order of seniority among officers and to provide for substitution of officers as above described.

Section 4.10  Compensation.

The elected officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof. The appointed officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof, by the President or by any officer designated by the Board or the President. Unless otherwise determined by the Board, no officer shall be prohibited from receiving any compensation by reason of the fact that such officer also is a director of the Corporation.

Section 4.11  Transaction Involving Interest of an Officer.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with applicable law. Each and every person who is or may become an officer of the Corporation hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

ARTICLE V
EXECUTIVE AND OTHER COMMITTEES

Section 5.1  Standing Committees.

5.1.1.   The Board shall appoint an Executive Committee, an Audit Committee and a Compensation Committee, consisting of such number of members as the Board may designate, consistent with the Articles, these Bylaws and the laws of the State of Nevada.

5.1.2.   The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to fill vacancies on the Board, to change the membership of or to fill vacancies in the Executive Committee or any other Committee of the Board, to adopt, amend or repeal these Bylaws or to declare dividends or other distributions. The members of the Executive Committee shall be the Chairman of the Board, the Lead Director, if one then exists, the Chair of each committee of the Board and the President, provided that the President is a member of the Board and is not Chairman of the Board.

5.1.3.   The Audit Committee shall select and engage, on behalf of the Corporation and subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants. It shall be the duty of the firm of certified public accountants, which firm shall report to the Audit Committee, to audit the books and accounts of the Corporation and its consolidated subsidiaries. The Audit Committee shall confer with the auditors to determine, and from time to time shall report to the Board upon, the scope of the auditing of the books and accounts of the Corporation and its consolidated subsidiaries. None of the members of the Audit Committee shall be officers or employees of the Corporation. If required by Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Audit Committee and the Audit Committee shall comply with such charter in the performance of its duties.

5.1.4.   The Compensation Committee shall establish a general compensation policy for the Corporation’s directors and elected officers and shall have responsibility for approving the compensation of the Corporation’s directors, elected officers and any other senior officers determined by the Compensation Committee. The Compensation Committee shall have all of the powers of administration granted to the Compensation Committee under the Corporation’s non-qualified employee benefit plans, including any stock incentive plans, long-term incentive plans, bonus plans, retirement plans, deferred compensation plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provisions of such plans, the directors, officers and employees of the Corporation eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. None of the members of the Compensation Committee shall be officers or employees of the Corporation. The Compensation Committee may delegate any or all of its powers of administration under any or all of the Corporation’s non-qualified employee benefit plans to any committee or entity appointed by the Compensation Committee. If required by any Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Compensation Committee and the Compensation Committee shall comply with such charter in the performance of its duties.

Section 5.2  Other Committees.

Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada as to action to be authorized or approved by the stockholders, or duties not delegable by the Board, any or all of the responsibilities and powers of the Board may be exercised, and the business and affairs of this Corporation may be exercised or controlled by or under the authority of such other committee or committees as may be appointed by the Board, including, without limitation, a Nominating Committee, an Ethics, Quality and Compliance Committee and a Corporate Governance Committee. The responsibilities and powers to be exercised by any such committee shall be designated by the Board.

Section 5.3  Procedures.

Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada regarding the conduct of business by the Board and its appointed committees, the Board and any committee created under this Article V may use any procedures for conducting its business and exercising its powers, including, without limitation, acting by the unanimous written consent of its members in the manner set forth in Section 3.15 A majority of any committee shall constitute a quorum. Notices of meetings shall be provided and may be waived, in the manner set forth in Section 3.12.

ARTICLE VI
CORPORATE RECORDS AND REPORTS - INSPECTION

Section 6.1  Records.

The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its corporate headquarters or at other locations within or without the State of Nevada as may be designated by the Board.

Section 6.2  Articles, Bylaws and Stock Ledger.

The Corporation shall maintain and keep the following documents at its registered office in the State of Nevada: (a) a certified copy of the Articles and all amendments thereto; and (b) a certified copy of these Bylaws and all amendments thereto; and (c) a statement setting forth the following: “Erickson & Sederstrom, P.C., whose address is 10330 Regency Parkway Drive, Omaha, Nebraska 68114, is the custodian of the stock ledger of the Corporation.”

Section 6.3  Inspection.

The books and records of the Corporation may be inspected in accordance with Sections 78.105 and 78.257 of the Nevada Revised Statutes.

Section 6.4  Checks, Drafts, Etc.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed only by such person or persons, and only in such manner, as shall be authorized from time to time by the Board, the President or the Treasurer.

ARTICLE VII
OTHER AUTHORIZATIONS

Section 7.1  Execution of Contracts.

Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

Section 7.2  Dividends or Other Distributions

From time to time, the Board may declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles, subject to any contractual restrictions to which the Corporation is then subject.

ARTICLE VIII
SHARES AND TRANSFER OF SHARES

Section 8.1  Shares.

8.1.1.   The shares of the capital stock of the Corporation may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Corporation, shall be provided with a stock certificate representing the number of shares owned by such holder.

8.1.2.   Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Corporation.

8.1.3.   Every certificate for shares must be signed by the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimiles of the signatures of the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

8.1.4.   Even though an officer who signed, or whose facsimile signature has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, retirement or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

8.1.5.   Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for shares ceases, by death, resignation, or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

Section 8.2  Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 8.3  Lost or Destroyed Certificates.

The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the Secretary’s receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary’s discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 8.4  Transfer Agents and Registrars.

The Board, the President, the Treasurer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, an incorporated bank or trust company or any other person or entity, either domestic or foreign.

Section 8.5  Fixing Record Date for Dividends, Etc.

The Board may fix a time, not exceeding 50 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

Section 8.6  Record Ownership.

The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE IX
AMENDMENTS TO BYLAWS

Section 9.1  By Stockholders.

New or restated bylaws may be adopted, or these Bylaws may be repealed, amended or restated, at any meeting of the stockholders at which notice was provided in accordance with these Bylaws, by the affirmative vote of the holders of a majority of all outstanding shares voting together and not by class, except as otherwise provided in these Bylaws.

Section 9.2  By Directors.

Subject to the right of the stockholders to adopt, amend or restate or repeal these Bylaws, as provided in Section 9.1, the Board may adopt, amend, or repeal any of these Bylaws, except as otherwise provided in these Bylaws, by the affirmative vote of two-thirds of directors. This power may not be delegated to any committee appointed in accordance with these Bylaws.

Section 9.3  Record of Amendments.

Whenever an amendment or a new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.

ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 10.1  Power to Indemnify

The Corporation shall have the power to indemnify and hold harmless any current or former director, officer, agent or employee of the Corporation to the fullest extent authorized or permitted by Nevada law, or by any amendment thereof, or by other statutory provisions authorizing or permitting such indemnification adopted after the date hereof.

Section 10.2  Payment of Expenses

The Corporation shall have the power to pay the expenses of officers, directors, agents or employees incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of an action, suit or proceeding upon the receipt of an undertaking by or on behalf of the person seeking indemnification to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification.

Section 10.3  Authorization of Indemnification.

Any indemnification hereunder (other than that required by Nevada law, ordered by a court of competent jurisdiction, paid pursuant to Section 10.2 hereof, or pursuant to a contractual indemnity entered into in accordance with Section 10.9 hereof) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding at issue, (b) if a majority vote of a quorum consisting of directors who were not parties to the proceeding at issue so orders, by independent legal counsel in a written opinion, (c) if a quorum consisting of directors who were not parties to the proceeding at issue cannot be obtained, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 10.4  Good Faith Defined.

For purposes of any determination under Section 10.3 hereof or a contractual indemnity entered into in accordance with Section 10.9 hereof, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 10.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 10.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth under Nevada law.

Section 10.5  Indemnification by a Court.

If a claim under Section 10.1 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 10.6  Certain Definitions.

10.6.1.   For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

10.6.2.   For purposes of this Article X, references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

10.6.3.   For purposes of this Article X, the term “Board” shall mean the Board of the Corporation or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Corporation may assent to the adoption of this Article X by any subsidiary, whether or not wholly owned.

Section 10.7  Limitation on Indemnification.

Notwithstanding anything contained in this Article X to the contrary, except as provided in Sections 10.3 and 10.9, the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized or consented to by the Board.

Section 10.8  Indemnification of Witnesses.

To the extent that any director, officer, employee, or agent of the Corporation is by reason of such position, or a position held with another entity at the request of the Corporation, a witness in any action, suit or proceeding, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 10.9  Indemnification Agreements.

The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the fullest extent permitted by Nevada law.

Section 10.10  Actions Prior to Adoption of Article X.

The rights provided by this Article X shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this Article X.

Section 10.11  Severability.
If any provision of this Article X shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

Section 10.12 Applicability to Federal Election Campaign Act of 1971, as amended.

The rights provided by this Article X shall be applicable to any director, officer, employee, or agent of the Corporation appointed from time to time by the Chief Executive Officer of the Corporation or his designee to serve in the administration and management of any separate, segregated fund established for purposes of collecting and distributing voluntary employee political contributions to federal election campaigns pursuant to the Federal Election Campaign Act of 1971, as amended.

ARTICLE XI
CORPORATE SEAL

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “Nevada”.

ARTICLE XII
INTERPRETATION

Reference in these Bylaws to any provision of Nevada law or the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.

Executed as of the  14th  day  November , 2005.

/s/ Virgil K. Johnson
Virgil K. Johnson, Director